TWELFTH AMENDMENT TO
SECURITIES LENDING AUTHORIZATION AGREEMENT
BETWEEN
DIAMOND HILL FUNDS,
ON BEHALF OF ITS SERIES AS LISTED ON SCHEDULE B,
AND
STATE STREET BANK AND TRUST COMPANY

    This Twelfth Amendment (this “Amendment”) dated as of August 19, 2021 is between Diamond Hill Funds, on behalf of its series as listed on Schedule B, severally and not jointly (each, a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company, acting either directly or through any affiliates or subsidiaries (collectively, “State Street”).

    Reference is made to the Securities Lending Authorization Agreement dated as of March 1, 2014, as amended to date, between the Diamond Hill Funds, on behalf of its series as listed on Schedule B thereto, and State Street (the “Agreement”).

    WHEREAS, the Funds and State Street both desire to amend Schedule B;

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1.    Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.    Amendment. Schedule B (Funds) to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

3.    Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it.

4.    Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

5.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

6.    Effective Date. This Amendment shall be effective as of the date first written above.

Information Classification: Limited Access

IN WITNESS WHEREOF, the parties hereto execute this Twelfth Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

DIAMOND HILL FUNDS, on behalf of its series as listed on Schedule B, severally and not jointly By: /s/Thomas E. Line Name: Tom Line Title: CFO	STATE STREET BANK AND TRUST COMPANY By: /s/Francesco Squillacioti Name: Francesco Squillacioti Title: Senior Managing Director

Information Classification: Limited Access

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement dated March 1, 2014 between DIAMOND HILL FUNDS, ON BEHALF OF ITS SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (each a "Fund" and collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY, acting either directly or through any affiliates or subsidiaries (collectively, “State Street”), as amended.

Fund Name	Taxpayer Identification Number	Tax Year-End

Diamond Hill Small Cap Fund	31-1744015	31-Dec
Diamond Hill Small-Mid Cap Fund	05-0629738	31-Dec
Diamond Hill Mid Cap Fund	46-3858300	31-Dec
Diamond Hill Large Cap Fund	31-1778061	31-Dec
Diamond Hill All Cap Select Fund	05-0629736	31-Dec
Diamond Hill Long-Short Fund	31-6644613	31-Dec
Diamond Hill Short Duration Securitized Bond Fund	81-2797272	31-Dec
Diamond Hill Core Bond Fund	81-2797403	31-Dec
Diamond Hill Global Fund	82-2352074	31-Dec
Diamond Hill International Fund	83-3076566	31-Dec
Diamond Hill Large Cap Concentrated Fund	86-1283377	31-Dec

Information Classification: Limited Access
Information Classification: Limited Access